Central Bancompany, Inc. Reports Second Quarter 2026 Results, Declares Regular $0.12 Dividend and Authorizes $100 Million Share Repurchase Second Quarter 2026 Financial Highlights • Net income of $113.8 million, or $0.47 per fully diluted share, compared to $111.1 million and $0.46 in the prior quarter and $91.4 million, or $0.41 per fully diluted share in the prior year quarter • Net interest income of $212.8 million, reflecting a net interest margin (“NIM”) of 4.40% compared to 4.32% in the prior quarter and 4.26% in the prior year quarter • Average total loans held for investment of $11.6 billion, quarterly increase of $0.1 billion, or 3.9% annualized, from the prior quarter • Average total deposits of $15.4 billion, an increase of $0.4 billion or 3.0% from prior year quarter • Return on average assets (“ROAA”) of 2.24% • Efficiency ratio of 46.5% and efficiency ratio (FTE)1 of 46.1% JEFFERSON CITY, MO. (August 4, 2026 / GLOBE NEWSWIRE) — Central Bancompany, Inc. (Nasdaq: CBC) (“Central Bancompany”, “the Company”, or “CBC”), the bank holding company for The Central Trust Bank (the “Bank”), today announced preliminary financial results for the second quarter 2026. John “JR” Ross, President and Chief Executive Officer of Central Bancompany, commented "We are pleased to announce another set of solid financial results for Central in the second quarter of 2026. Second quarter net income was $113.8 million, or $0.47 per fully diluted share, reflecting a 2.24% ROA and a 25% fee income ratio, despite continued growth in net interest income. We are again encouraged by loan growth in the quarter, with ending loans excluding other consumer up approximately 6% annualized quarter-over- quarter. Average deposits grew by $0.4 billion, or 3%, including growth of over $276 million in average noninterest-bearing demand balances from the prior year quarter’s balances.” “Our second quarter financial results reflect the strength of our diversified and customer-centric business model,” Ross continued. “We are fortunate to report another quarter of steady growth heading into the second half of the year. We also continue to invest in our underpenetrated metro markets, opening three new full-service branches during the second quarter to support our long-term growth strategy. While economic conditions remain generally favorable, we are mindful that uncertainty persists across the macroeconomic and geopolitical landscape. I would like to thank our teammates for their tireless efforts delivering for our clients, communities and fellow shareholders.” Net Interest Income and Net Interest Margin The Company reported net interest income of $212.8 million in the second quarter of 2026, reflecting a net interest margin of 4.40% (4.43% on an FTE basis1). Net interest income increased $17.7 million from the second quarter of 2025, driven by NIM expansion and solid underlying average earning asset growth of $1.1 billion, or 6%, resulting from deposit growth and higher capital. In the second quarter of 2026, loans grew at an annualized rate of 6%, excluding the reduction in other consumer loans, and net interest margin increased to 4.40% from 4.26% in the prior year quarter. Average earning assets for the quarter totaled $19.4 billion, a decrease of $0.2 billion, or 1%, from the prior quarter. The decrease in average earning assets from the prior quarter was largely driven by a seasonal decrease in average deposits. Average total loans held for investment were $11.6 billion for the second quarter of 2026, an increase of $0.1 billion, or 1% from the prior quarter, despite deemphasizing indirect consumer lending, which declined $37.8 million from the prior quarter’s average. Excluding other consumer loans, average total loans held for investment increased $177.6 million or 2% over the prior quarter due to loan growth spread across a number of categories and markets. Total loans ended the quarter at $11.7 billion, $92 million above the average for the quarter, reflecting continued loan growth momentum. Exhibit 99.1 1 1This is a non-GAAP financial measure management believes is helpful to understanding trends in our business that may not be fully apparent based only on the most comparable GAAP financial measure. Further information on this financial measure and a reconciliation to the most comparable GAAP financial measure is provided at the end of this release.

Average total deposits were $15.4 billion for the second quarter of 2026, an increase of $0.4 billion, or 3% from prior year quarter. The increase from the prior year quarter was driven by higher noninterest bearing deposits, which rose $0.3 billion, or 5%, and interest bearing non-maturity deposits, which were up $0.3 billion or 4%. The cost of deposits was 1.10% for the second quarter of 2026, a decrease of 9 basis points from the prior year quarter. The net interest margin increased to 4.40%, an increase of 13 basis points from the prior year quarter and 8 basis points from the prior quarter. The increase from the prior year quarter was driven primarily by increases in deposits and capital that were deployed into securities, the continued repricing of our back book of loans and securities into a higher rate environment, and a reduction in deposit rates despite the competitive environment. The increase from the prior quarter was driven primarily by an increase in loan balances and a decrease in higher priced, seasonal deposit balances. Provision for credit losses The provision for credit losses was $3.5 million for the second quarter of 2026, an increase of 12.4% from the prior quarter driven primarily by loan growth and net charge-offs of $3.0 million. The allowance for credit losses ended the quarter at $150.4 million, up slightly from the prior quarter end and representing 1.29% of loans held for investment. The allowance rate reflects continued stable credit quality trends and an ongoing shift in portfolio composition toward higher credit quality loans. Noninterest income Total noninterest income was $69.6 million for the second quarter of 2026, an increase of $19.5 million or 38.9% from the prior year quarter, reflecting higher wealth management revenues and solid growth in other fee revenue channels. The prior year quarter included the $13.6 million impact of the loss on the expected sale of consumer lease portfolio in other income. During the current quarter, we recognized $8.4 million of gains from our holdings of Visa B shares and selectively repositioned certain securities at a $7.8 million loss to take advantage of attractive opportunities in the market. Wealth management revenues (revenue from brokerage services and fees for fiduciary services) increased $3.9 million, or 20%, over the prior year quarter and $1.0 million from the prior quarter. Assets under advice increased to $17.3 billion, up from $14.2 billion in the prior year quarter and $16.0 billion in the prior quarter. Noninterest expense Noninterest expense totaled $131.4 million for the second quarter of 2026, an increase of $4.6 million from the second quarter 2025. On a year over year basis, salaries and benefits expenses increased $5.3 million, or 7%. Similar to last quarter, the year over year increase was attributable to merit and other salary increases and higher compensation costs associated with higher levels of performance. Additionally, in the second quarter, there was a $1.0 million expense for certain deferred compensation plans, with an equal offset in other noninterest income. All other expense categories were generally well managed compared to the prior year period, with modest increases in occupancy and technology costs consistent with continued investment in our branch network and infrastructure. The prior year quarter contained $1.9 million of residual value losses in the consumer lease portfolio in other expenses. Our efficiency ratio (FTE)1 was 46.1% for the quarter, compared to 45.7% in the prior quarter and 48.4% in the second quarter of the prior year, underscoring continued expense discipline and revenue tailwinds. Provision for income taxes The second quarter 2026 provision for income taxes was $33.7 million, $0.8 million higher than the prior quarter primarily driven by the increase in book income quarter over quarter. The current quarter’s effective tax rate of 22.8% is consistent with the effective tax rate for prior periods. Asset quality Asset quality remained strong. Nonperforming assets at June 30, 2026 were $60.2 million, or 30 basis points of total assets, up only slightly from 28 basis points at the end of the prior year quarter. Net charge-offs were $3.0 million for the quarter, 10 basis points (annualized) of average total loans. Credit costs remained in line with prior quarters. 1This is a non-GAAP financial measure management believes is helpful to understanding trends in our business that may not be fully apparent based only on the most comparable GAAP financial measure. Further information on this financial measure and a reconciliation to the most comparable GAAP financial measure is provided at the end of this release. 2

Delinquent loans at June 30, 2026 were $25.3 million, or 22 basis points of loans held for investment, as compared to 24 basis points at the end of the prior year quarter. Capital Capital levels at June 30, 2026 remained very strong. Our CET1 ratio was 28.6% and represented $1.9 billion of excess capital when compared to our long-term CET1 target of 13.5%. The Bank’s CET1 ratio was 12.7% at June 30, 2026. The difference in the consolidated capital ratio and the capital ratio at the Bank represents capital that is readily available to be deployed. Our book value per share at June 30, 2026 was $16.14, whereas our tangible book value per share1 was $14.68, of which $6.70 per share represents core tangible book value, with the remaining $7.98 per share attributable to excess capital. Dividend Payout and Capital Actions On August 3, 2026, the Board of Directors of the Company declared a cash dividend of $0.12 per common share payable on September 1, 2026 to stockholders of record as of the close of business on August 21, 2026. The Company repurchased approximately 280,000 shares of common stock during the second quarter of 2026 for approximately $7.6 million. On August 3, 2026, the Company’s Board of Directors authorized the repurchase of up to $100 million of the Company’s Class A common stock, rescinding and replacing the prior authorization. Conference Call and Webcast Information The Company will host a conference call and webcast at 9:00 a.m. CT on Tuesday, August 4, 2026. The call may include discussion of Company developments, forward-looking statements and other material information about business and financial matters. This press release and a related slide presentation will be accessible on the Company’s investor relations website https://investor.centralbank.net. The call can be accessed via this same website or by using the following link: https://edge.media-server.com/mmc/p/fgiw74rw/. A recorded replay of the conference call will be available on the website after the call’s completion. About Central Bancompany, Inc. Central Bancompany, Inc. is a bank holding company headquartered in Jefferson City, Missouri, with approximately $20.3 billion in assets as of June 30, 2026. Its banking subsidiary, The Central Trust Bank, has been serving businesses and customers since 1902. The bank is built on a strong foundation of people, community service, and technology. The Central Trust Bank is a Missouri state- chartered trust company with banking powers and a Federal Reserve state member bank, serving consumers and businesses in Missouri, Kansas, Oklahoma, Colorado, and Florida. Divisions of The Central Trust Bank include Central Trust Company and Central Investment Advisors. Non-GAAP Financial Information In this release, we provide information about certain non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (“GAAP”) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures and the nearest comparable GAAP financial measures are reconciled later in this release. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance by excluding certain items that may not be indicative of our business, results of operations or outlook. The non- GAAP measures as defined by the Company may not be comparable to similar non-GAAP measures presented by other companies. 1This is a non-GAAP financial measure management believes is helpful to understanding trends in our business that may not be fully apparent based only on the most comparable GAAP financial measure. Further information on this financial measure and a reconciliation to the most comparable GAAP financial measure is provided at the end of this release. 3

Cautionary Note Regarding Forward-Looking Statements This press release may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. All statements other than statements of historical facts contained in this press release are forward-looking statements. We have based the forward-looking statements contained herein on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Cautionary Note Regarding Forward-Looking Statements,” Part I Item 1A - "Risk Factors" and Part II Item 7 - "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's 2025 Annual Report on Form 10-K. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward- looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. These forward-looking statements are inherently uncertain and you are cautioned not to unduly rely upon these statements. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. Media Contact: Investor Relations Contact: Dan Westhues Charlie Martin SEVP, Chief Customer Officer Corporate Development Officer Central Bancompany, Inc. Central Bancompany, Inc. dan.westhues@centralbank.net charlie.martin@centralbank.net (573) 634-1281 (314) 686-7007 4

Current quarter, prior quarter and prior year quarter information is provided on pages 5-8 below.

Central Bancompany, Inc. and Subsidiaries

Quarterly Consolidated Balance Sheets *(unaudited)*

	Q2 FY26	Q1 FY26	Q2 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
	(dollars in thousands, except per common share data)						
Assets							
Cash and due from banks	$ 244,257	$ 190,868	$ 243,927	$ 53,389	28.0 %	$ 330	0.1 %
Short-term earning assets	525,044	1,187,368	663,188	(662,324)	(55.8)%	(138,144)	(20.8)%
Investment securities	7,072,074	6,791,275	6,017,112	280,799	4.1 %	1,054,962	17.5 %
Loans held for investment:							
Construction and development	569,593	512,681	481,940	56,912	11.1 %	87,653	18.2 %
Commercial, financial & agricultural	1,799,584	1,740,689	1,784,298	58,895	3.4 %	15,286	0.9 %
Non-owner-occupied commercial real estate [1]	3,249,479	3,267,008	3,178,773	(17,529)	(0.5)%	70,706	2.2 %
Owner-occupied commercial real estate	1,595,866	1,583,461	1,596,915	12,405	0.8 %	(1,049)	(0.1)%
Commercial real estate	4,845,345	4,850,469	4,775,688	(5,124)	(0.1)%	69,657	1.5 %
Total commercial loans	7,214,522	7,103,839	7,041,926	110,683	1.6 %	172,596	2.5 %
Residential mortgage loans [2]	3,475,428	3,423,146	3,197,313	52,282	1.5 %	278,115	8.7 %
Home equity lines of credit	433,330	422,737	371,300	10,593	2.5 %	62,030	16.7 %
Consumer credit card	98,107	93,171	89,606	4,936	5.3 %	8,501	9.5 %
Other consumer loans	462,469	499,019	637,571	(36,550)	(7.3)%	(175,102)	(27.5)%
Total residential and consumer loans	4,469,334	4,438,073	4,295,790	31,261	0.7 %	173,544	4.0 %
Total unpaid principal balance	11,683,856	11,541,912	11,337,716	141,944	1.2 %	346,140	3.1 %
Add: Unearned income	(10,240)	(9,342)	(10,370)	(898)	9.6 %	130	(1.3)%
Loans held for investment	11,673,616	11,532,570	11,327,346	141,046	1.2 %	346,270	3.1 %
Less: Allowance for credit losses	(150,417)	(149,889)	(149,381)	(528)	0.4 %	(1,036)	0.7 %
Net loans	11,523,199	11,382,681	11,177,965	140,518	1.2 %	345,234	3.1 %
Loans held for sale	27,751	29,457	22,804	(1,706)	(5.8)%	4,947	21.7 %
Land, buildings, and equipment, net	223,803	221,577	213,973	2,226	1.0 %	9,830	4.6 %
Goodwill and intangibles	350,055	350,859	353,277	(804)	(0.2)%	(3,222)	(0.9)%
Other assets	328,644	302,286	388,184	26,358	8.7 %	(59,540)	(15.3)%
Total assets	**$ 20,294,827**	**$ 20,456,371**	**$ 19,080,430**	**$ (161,544)**	**(0.8)%**	**$ 1,214,397**	**6.4 %**
Liabilities and Stockholders' Equity							
Deposits:							
Noninterest-bearing demand	$ 5,570,404	$ 5,563,373	$ 5,280,287	$ 7,031	0.1 %	$ 290,117	5.5 %
Savings and interest-bearing demand	8,263,224	8,284,962	7,811,907	(21,738)	(0.3)%	451,317	5.8 %
Time	1,544,211	1,617,106	1,696,962	(72,895)	(4.5)%	(152,751)	(9.0)%
Total deposits	15,377,839	15,465,441	14,789,156	(87,602)	(0.6)%	588,683	4.0 %
Federal funds purchased and customer repurchase agreements	913,127	1,066,923	973,618	(153,796)	(14.4)%	(60,491)	(6.2)%
Total customer funds	16,290,966	16,532,364	15,762,774	(241,398)	(1.5)%	528,192	3.4 %
Other liabilities	138,100	125,681	144,328	12,419	9.9 %	(6,228)	(4.3)%
Total liabilities	**16,429,066**	**16,658,045**	**15,907,102**	**(228,979)**	**(1.4)%**	**521,964**	**3.3 %**
Stockholders' equity:							
Common equity	4,069,687	3,983,174	3,336,782	86,513	2.2 %	732,905	22.0 %
Accumulated other comprehensive (loss)	(65,533)	(54,051)	(64,296)	(11,482)	21.2 %	(1,237)	1.9 %
Less: Treasury stock	(138,393)	(130,797)	(99,158)	(7,596)	5.8 %	(39,235)	39.6 %
Total stockholders' equity	**3,865,761**	**3,798,326**	**3,173,328**	**67,435**	**1.8 %**	**692,433**	**21.8 %**
Total liabilities and stockholders' equity	**$ 20,294,827**	**$ 20,456,371**	**$ 19,080,430**	**$ (161,544)**	**(0.8)%**	**$ 1,214,397**	**6.4 %**

[1] Non-owner occupied commercial real estate loans updated presentation to include multi-family loans

[2] Residential mortgage loans updated presentation to include residential construction and development

5

Central Bancompany, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income *(unaudited)*

	Q2 FY26	Q1 FY26	Q2 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
	(dollars in thousands, except per common share data)						
Interest income:							
Loans	$ 179,874	$ 176,076	$ 177,791	$ 3,798	2.2 %	$ 2,083	1.2 %
Investment securities	73,491	67,983	56,928	5,508	8.1 %	16,563	29.1 %
Short-term earning assets	7,059	13,995	10,961	(6,936)	(49.6) %	(3,902)	(35.6) %
Total interest income	260,424	258,054	245,680	2,370	0.9 %	14,744	6.0 %
Interest expense:							
Deposits	42,176	43,425	44,271	(1,249)	(2.9) %	(2,095)	(4.7) %
Federal funds purchased and customer repurchase agreements	5,464	6,012	6,352	(548)	(9.1) %	(888)	(14.0) %
Total interest expense	47,640	49,437	50,623	(1,797)	(3.6) %	(2,983)	(5.9) %
Net interest income	**212,784**	**208,617**	**195,057**	**4,167**	**2.0 %**	**17,727**	**9.1 %**
Provision for (recovery of) credit losses	**3,535**	**3,146**	**(7)**	**389**	**12.4 %**	**3,542**	**NM**
Noninterest income:							
Wealth management services	23,244	22,243	19,319	1,001	4.5 %	3,925	20.3 %
Payment services revenue	18,253	16,370	17,420	1,883	11.5 %	833	4.8 %
Service charges and commissions	14,785	14,413	14,179	372	2.6 %	606	4.3 %
Mortgage banking revenues, net	10,615	9,536	11,139	1,079	11.3 %	(524)	(4.7) %
Investment securities gains, net	616	-	-	616	— %	616	— %
Other income (loss)	2,042	2,526	(11,992)	(484)	(19.2) %	14,034	(117.0) %
Total noninterest income	**69,555**	**65,088**	**50,065**	**4,467**	**6.9 %**	**19,490**	**38.9 %**
Adjustments:							
Investment securities gains, net	616	-	-	616	— %	616	— %
(Loss) on sale of consumer lease portfolio	-	-	(13,612)	-	— %	13,612	(100.0) %
Total adjusted noninterest income [1]	**68,939**	**65,088**	**63,677**	**3,851**	**5.9 %**	**5,262**	**8.3 %**
Noninterest expenses:							
Salaries and employee benefits	80,036	76,039	74,736	3,997	5.3 %	5,300	7.1 %
Net occupancy and equipment	12,392	12,166	11,664	226	1.9 %	728	6.2 %
Computer software and maintenance	5,490	5,977	5,227	(487)	(8.1) %	263	5.0 %
Marketing and business development	5,273	4,556	5,417	717	15.7 %	(144)	(2.7) %
Legal and professional fees	5,569	6,065	5,477	(496)	(8.2) %	92	1.7 %
Bankcard processing, rewards and related cost	8,263	7,753	8,090	510	6.6 %	173	2.1 %
Other expenses	14,331	14,060	16,159	271	1.9 %	(1,828)	(11.3) %
Total noninterest expenses	**131,354**	**126,616**	**126,770**	**4,738**	**3.7 %**	**4,584**	**3.6 %**
Income before income taxes	147,450	143,943	118,359	3,507	2.4 %	29,091	24.6 %
Income taxes	33,677	32,855	26,994	822	2.5 %	6,683	24.8 %
Net income	**$ 113,773**	**$ 111,088**	**$ 91,365**	**$ 2,685**	**2.4 %**	**$ 22,408**	**24.5 %**
Investment securities gains, net of taxes	469	-	-	469	— %	469	— %
(Loss) on sale of consumer lease portfolio, net of taxes	-	-	(6,563)	-	— %	6,563	(100.0) %
Adjusted net income [1]	**$ 113,304**	**$ 111,088**	**$ 97,928**	**$ 2,216**	**2.0 %**	**$ 15,376**	**15.7 %**
End of period shares	239,505	239,787	220,665	(282)	(0.1) %	18,840	8.5 %
Weighted average fully diluted shares	239,679	240,637	220,059	(958)	(0.4) %	19,620	8.9 %
Net income per common share - diluted	$ 0.47	$ 0.46	$ 0.41	$ 0.01	2.8 %	$ 0.06	14.9 %
Adjusted net income [1] per common share - diluted	$ 0.47	$ 0.46	$ 0.44	$ 0.01	2.4 %	$ 0.03	6.7 %
Dividends / share	$ 0.120	$ 0.120	$ 0.855	$ -	— %	$ (0.735)	(86.0) %

[1] These are non-GAAP financial measures management believes are helpful to understanding trends in our business that may not be fully apparent based only on the most comparable GAAP financial measures. Further information on these financial measures and reconciliations to the most comparable GAAP financial measures are provided at the end of this release.

6

Central Bancompany, Inc. and Subsidiaries

Quarterly Summary of Financial Results *(unaudited)*

	Q2 FY26	Q1 FY26	Q2 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
	(dollars in thousands, except per common share data and other information)						
Financial Ratios (GAAP)							
Net interest margin	4.40 %	4.32 %	4.26 %	0.08 %	1.83 %	0.13 %	3.16 %
Return on average total assets	2.24 %	2.20 %	1.90 %	0.05 %	2.19 %	0.34 %	18.02 %
Return on average common equity	11.9 %	11.8 %	11.5 %	0.1 %	0.8 %	0.4 %	3.4 %
Fee income ratio	24.6 %	23.8 %	20.4 %	0.9 %	3.6 %	4.2 %	20.6 %
Efficiency ratio	46.5 %	46.3 %	51.7 %	0.3 %	0.6 %	(5.2)%	(10.0)%
Effective tax rate	22.8 %	22.8 %	22.8 %	— %	0.1 %	— %	0.1 %
Financial Ratios (Non-GAAP) [1]							
Net interest margin (FTE) [2]	4.43 %	4.36 %	4.30 %	0.07 %	1.70 %	0.13 %	3.11 %
Adjusted return on average total assets	2.23 %	2.20 %	2.04 %	0.04 %	1.76 %	0.20 %	9.66 %
Adjusted return on average common equity	11.9 %	11.8 %	11.5 %	0.1 %	0.8 %	0.4 %	3.4 %
Return on average tangible common equity	13.1 %	13.0 %	13.0 %	0.1 %	0.7 %	0.1 %	1.0 %
Adjusted return on average tangible common equity	13.1 %	13.0 %	13.9 %	— %	0.3 %	(0.9)%	(6.1)%
Adjusted fee income ratio	24.5 %	23.8 %	24.6 %	0.7 %	2.9 %	(0.1)%	(0.6)%
Efficiency ratio (FTE) [2]	46.1 %	45.7 %	48.4 %	0.4 %	0.9 %	(2.3)%	(4.8)%
Net Interest Margin & Yields							
Interest-earning cash yield [2]	3.86 %	3.86 %	4.65 %	— %	0.1 %	(0.79)%	(17.0)%
Investment securities yield [2]	4.22 %	4.23 %	3.91 %	(0.01)%	(0.2)%	0.31 %	7.9 %
Loan yield [2]	6.24 %	6.24 %	6.23 %	— %	— %	0.01 %	0.2 %
Cost of deposits	1.10 %	1.13 %	1.19 %	(0.03)%	(2.9)%	(0.09)%	(7.5)%
Cost of funds	1.17 %	1.21 %	1.28 %	(0.04)%	(3.3)%	(0.11)%	(8.5)%
Loan to deposit ratio	76.1 %	74.8 %	76.7 %	1.3 %	1.8 %	(0.7)%	(0.9)%
Interest-free funds ratio	44.0 %	43.4 %	41.8 %	0.6 %	1.5 %	2.3 %	5.5 %
Interest-earning asset yield [2]	5.42 %	5.38 %	5.40 %	0.04 %	0.7 %	0.01 %	0.2 %
Cost of total interest-bearing liabilities	1.76 %	1.81 %	1.90 %	(0.05)%	(2.7)%	(0.14)%	(7.4)%
Net interest spread	3.66 %	3.57 %	3.50 %	0.08 %	2.4 %	0.15 %	4.3 %
Benefit of interest-free funds	0.78 %	0.79 %	0.79 %	(0.01)%	(1.3)%	(0.02)%	(2.3)%
Other Information							
Number of full service offices	159	156	155	3	1.9 %	4	2.6 %
Full-time equivalent employees	2,971	2,918	2,929	54	1.8 %	42	1.4 %
Consolidated Capital Ratios							
Tier 1 capital ratio	28.6 %	28.6 %	23.8 %	— %	0.1 %	4.8 %	20.2 %
Total risk-based capital ratio	29.8 %	29.8 %	25.0 %	— %	0.1 %	4.8 %	19.1 %
Tier 1 leverage ratio	17.9 %	17.4 %	15.3 %	0.5 %	2.9 %	2.6 %	17.3 %
Common equity tier 1 ratio	28.6 %	28.6 %	23.8 %	— %	0.1 %	4.8 %	20.2 %
Total stockholders' equity to total assets	19.0 %	18.6 %	16.6 %	0.5 %	2.6 %	2.4 %	14.5 %
Tangible common equity to tangible assets (non-GAAP)[1]	17.6 %	17.1 %	15.1 %	0.5 %	2.8 %	2.6 %	17.1 %
Risk-weighted assets	$ 12,633	$ 12,370	$ 12,258	$ 263	2.1 %	$ 375	3.1 %
Book value per share	$ 16.14	$ 15.84	$ 14.38	$ 0.30	1.9 %	$ 1.76	12.2 %
Tangible book value per share (non-GAAP)[1]	$ 14.68	$ 14.38	$ 12.78	$ 0.30	2.1 %	$ 1.90	14.9 %
Closing stock price per share	$ 30.38	$ 23.95	NA	$ 6.43	26.8 %	NA	NA
Bank-Level Ratios							
Tier 1 capital ratio	12.7 %	12.9 %	13.5 %	(0.2)%	(1.8)%	(0.8)%	(5.7)%
Total risk-based capital ratio	13.9 %	14.1 %	14.7 %	(0.2)%	(1.7)%	(0.8)%	(5.5)%
Tier 1 leverage ratio	7.9 %	7.9 %	8.6 %	0.1 %	0.6 %	(0.7)%	(7.9)%
Common equity Tier 1 ratio	12.7 %	12.9 %	13.5 %	(0.2)%	(1.8)%	(0.8)%	(5.7)%

[1] These are non-GAAP financial measures management believes are helpful to understanding trends in our business that may not be fully apparent based only on the most comparable GAAP financial measures. Further information on these financial measures and reconciliations to the most comparable GAAP financial measures are provided at the end of this release.

[2] Fully-tax equivalent basis.

7

Central Bancompany, Inc. and Subsidiaries

Quarterly Summary of Financial Results *(unaudited)*

	Q2 FY26	Q1 FY26	Q2 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
Asset Quality							
Allowance for credit losses / loans held for investment	1.29 %	1.30 %	1.32 %	(0.01)%	(0.9)%	(0.03)%	(2.3)%
Allowance for credit losses	$ 150,417	$ 149,889	$ 149,381	$ 528	0.4 %	$ 1,036	0.7 %
Allowance for unfunded loan commitments	$ 360	$ 369	$ 524	$ (9)	(2.4)%	$ (164)	(31.3)%
Allowance for investment securities	$ 12	$ 10	$ 22	$ 2	20.0 %	$ (10)	(45.5)%
Nonperforming loans / loans held for investment	0.49 %	0.45 %	0.42 %	0.04 %	8.4 %	0.07 %	16.4 %
Nonperforming loans	$ 57,152	$ 52,075	$ 47,637	$ 5,077	9.7 %	$ 9,515	20.0 %
Nonperforming commercial loans	$ 28,431	$ 23,071	$ 20,501	$ 5,360	23.2 %	$ 7,930	38.7 %
Nonperforming consumer loans	$ 28,721	$ 29,004	$ 27,136	$ (283)	(1.0)%	$ 1,585	5.8 %
Nonperforming assets / total assets	0.30 %	0.27 %	0.28 %	0.03 %	10.8 %	0.01 %	5.1 %
Nonperforming assets	$ 60,242	$ 54,823	$ 53,887	$ 5,419	9.9 %	$ 6,355	11.8 %
Net charge-offs / average loans	0.10 %	0.10 %	0.15 %	— %	1.4 %	(0.05)%	(30.9)%
Net charge-offs	$ 3,015	$ 2,910	$ 4,316	$ 105	3.6 %	$ (1,301)	(30.1)%
Commercial net charge-offs	$ 341	$ 317	$ 1,408	$ 24	7.6 %	$ (1,067)	(75.8)%
Consumer net charge-offs	$ 2,674	$ 2,593	$ 2,909	$ 81	3.1 %	$ (235)	(8.1)%

Central Bancompany, Inc. and Subsidiaries

Quarterly Average Consolidated Balance Sheets *(unaudited)*

(dollars in thousands)

	Q2 FY26	Q1 FY26	Q2 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
Average Assets							
Cash and due from banks	$ 184,908	$ 185,128	$ 200,185	$ (220)	(0.1)%	$ (15,277)	(7.6)%
Short-term earning assets	763,811	1,531,094	983,573	(767,283)	(50.1)%	(219,762)	(22.3)%
Investment securities	7,033,039	6,564,377	5,879,919	468,662	7.1 %	1,153,120	19.6 %
Loans held for investment	11,581,901	11,469,527	11,458,168	112,374	1.0 %	123,733	1.1 %
Less allowance for credit losses	(149,888)	(149,545)	(152,818)	(343)	0.2 %	2,930	(1.9)%
Net loans	11,432,013	11,319,982	11,305,350	112,031	1.0 %	126,663	1.1 %
Loans held for sale	25,859	22,274	29,047	3,585	16.1 %	(3,188)	(11.0)%
Land, buildings, and equipment, net	222,755	217,629	215,349	5,126	2.4 %	7,406	3.4 %
Goodwill and intangibles	350,576	351,380	353,803	(804)	(0.2)%	(3,227)	(0.9)%
Other assets	320,978	321,631	304,170	(653)	(0.2)%	16,808	5.5 %
Total assets	**$ 20,333,939**	**$ 20,513,495**	**$ 19,271,396**	**$ (179,556)**	**(0.9)%**	**$ 1,062,543**	**5.5 %**
Average Liabilities							
Noninterest-bearing demand	$ 5,502,016	$ 5,512,732	$ 5,225,769	$ (10,716)	(0.2)%	$ 276,247	5.3 %
Savings and interest-bearing demand	8,278,684	8,381,593	7,985,903	(102,909)	(1.2)%	292,781	3.7 %
Time	1,573,476	1,631,224	1,692,958	(57,748)	(3.5)%	(119,482)	(7.1)%
Total deposits	15,354,176	15,525,549	14,904,630	(171,373)	(1.1)%	449,546	3.0 %
Federal funds purchased and customer repurchase agreements	1,006,357	1,072,669	1,009,868	(66,312)	(6.2)%	(3,511)	(0.3)%
Total customer funds	16,360,533	16,598,218	15,914,498	(237,685)	(1.4)%	446,035	2.8 %
Other liabilities	125,999	85,692	162,981	40,307	47.0 %	(36,982)	(22.7)%
Total liabilities	**16,486,532**	**16,683,910**	**16,077,479**	**(197,378)**	**(1.2)%**	**409,053**	**2.5 %**
Average Stockholders' Equity							
Common equity	4,044,552	3,957,717	3,382,882	86,835	2.2 %	661,670	19.6 %
Accumulated other comprehensive loss	(63,886)	(24,857)	(89,919)	(39,029)	157.0 %	26,033	(29.0)%
Treasury stock	(133,259)	(103,275)	(99,046)	(29,984)	29.0 %	(34,213)	34.5 %
Total stockholders' equity	**3,847,407**	**3,829,585**	**3,193,917**	**17,822**	**0.5 %**	**653,490**	**20.5 %**
Total liabilities and stockholders' equity	**$ 20,333,939**	**$ 20,513,495**	**$ 19,271,396**	**$ (179,556)**	**(0.9)%**	**$ 1,062,543**	**5.5 %**
Average interest-earning assets	$ 19,404,610	$ 19,587,272	$ 18,350,707	$ (182,662)	(0.9)%	$ 1,053,903	5.7 %
Average interest-bearing liabilities	10,858,517	11,085,486	10,688,729	(226,969)	(2.0)%	169,788	1.6 %
Average interest-free funds	8,546,093	8,501,786	7,661,978	44,307	0.5 %	884,115	11.5 %

8

Central Bancompany, Inc. and Subsidiaries

Fiscal Year To Date Consolidated Statements of Income *(unaudited)*

	YTD FY26	YTD FY25	YTD YoY $VAR	YTD YoY %VAR
	(dollars in thousands, except per common share data)			
Interest income:				
Loans	$ 355,950	$ 354,065	$ 1,885	0.5 %
Investment securities	141,474	110,333	31,141	28.2 %
Short-term earning assets	21,054	21,491	(437)	(2.0) %
Total interest income	518,478	485,889	32,589	6.7 %
Interest expense:				
Deposits	85,601	88,001	(2,400)	(2.7) %
Federal funds purchased and customer repurchase agreements	11,476	13,558	(2,082)	(15.4) %
Total interest expense	97,077	101,559	(4,482)	(4.4) %
Net interest income	**421,401**	**384,330**	**37,071**	**9.6 %**
Provision for credit losses	**6,681**	**2,913**	**3,768**	**129.4 %**
Noninterest income:				
Wealth management services	45,486	38,496	6,990	18.2 %
Payment services revenue	34,623	33,396	1,227	3.7 %
Service charges and commissions	29,199	28,123	1,076	3.8 %
Mortgage banking revenues, net	20,151	19,866	285	1.4 %
Investment securities gains, net	616	109	507	465.1 %
Other income (loss)	4,568	(11,136)	15,704	(141.0) %
Total noninterest income	**134,643**	**108,854**	**25,789**	**23.7 %**
Adjustments:				
Investment securities gains, net	616	109	507	465.1 %
(Loss) on sale of consumer lease portfolio	-	(13,612)	13,612	(100.0) %
Total adjusted noninterest income [1]	**134,027**	**122,357**	**11,670**	**9.5 %**
Noninterest expenses:				
Salaries and employee benefits	156,075	145,983	10,092	6.9 %
Net occupancy and equipment	24,558	23,510	1,048	4.5 %
Computer software and maintenance	11,467	11,283	184	1.6 %
Marketing and business development	9,830	10,376	(546)	(5.3) %
Legal and professional fees	11,634	10,356	1,278	12.3 %
Bankcard processing, rewards and related cost	16,016	15,113	903	6.0 %
Other expenses	28,391	32,410	(4,019)	(12.4) %
Total noninterest expenses	**257,971**	**249,031**	**8,940**	**3.6 %**
Income before income taxes	291,392	241,240	50,152	20.8 %
Income taxes	66,532	55,077	11,455	20.8 %
Net income	**$ 224,860**	**$ 186,163**	**$ 38,697**	**20.8 %**
Adjustments:				
Investment securities gains, net of taxes	469	83	386	465.1 %
(Loss) on expected sale of consumer lease portfolio, net of taxes	-	(6,563)	6,563	(100.0) %
Adjusted net income [1]	**$ 224,391**	**$ 192,643**	**$ 31,748**	**16.5 %**
End of period shares	239,505	220,665	18,840	8.5 %
Weighted average fully diluted shares	240,187	220,004	20,183	9.2 %
Net income per common share - diluted	$ 0.94	$ 0.84	$ 0.09	10.9 %
Adjusted net income [1] per common share - diluted	$ 0.93	$ 0.87	$ 0.06	6.9 %
Dividends / share	$ 0.240	$ 0.910	$ (0.670)	(73.6) %

[1] These are non-GAAP financial measures management believes are helpful to understanding trends in our business that may not be fully apparent based only on the most comparable GAAP financial measures. Further information on these financial measures and reconciliations to the most comparable GAAP financial measures are provided at the end of this release.

9

Central Bancompany, Inc. and Subsidiaries

Fiscal Year To Date Summary of Financial Results *(unaudited)*

	YTD FY26	YTD FY25	YTD YoY $VAR	YTD YoY %VAR
	(dollars in thousands, except per common share data and other information)			
Financial Ratios (GAAP)				
Net interest margin	4.36 %	4.23 %	0.13 %	3.1 %
Return on average total assets	2.22 %	1.95 %	0.27 %	13.7 %
Return on average common equity	11.8 %	11.8 %	— %	0.3 %
Fee income ratio	24.2 %	22.1 %	2.1 %	9.7 %
Efficiency ratio	46.4 %	50.5 %	(4.1)%	(8.1)%
Effective tax rate	22.8 %	22.8 %	— %	— %
Financial Ratios (Non-GAAP) [1]				
Net interest margin (FTE) [2, 3]	4.39 %	4.26 %	0.13 %	3.1 %
Adjusted return on average total assets [2]	2.22 %	2.02 %	0.19 %	9.6 %
Adjusted return on average common equity [2]	11.8 %	11.8 %	— %	0.3 %
Return on average tangible common equity [2]	13.1 %	13.3 %	(0.3)%	(2.0)%
Adjusted return on average tangible common equity	13.0 %	13.8 %	(0.8)%	(5.4)%
Adjusted fee income ratio	24.1 %	24.1 %	— %	(0.1)%
Efficiency ratio (FTE) [3]	45.9 %	48.5 %	(2.7)%	(5.5)%
Net Interest Margin & Yields				
Interest-earning cash yield [3]	3.86 %	4.65 %	(0.79)%	(17.1)%
Investment securities yield [3]	4.23 %	3.85 %	0.37 %	9.7 %
Loan yield [3]	6.24 %	6.21 %	0.03 %	0.4 %
Cost of deposits	1.12 %	1.20 %	(0.08)%	(6.5)%
Cost of funds	1.19 %	1.29 %	(0.10)%	(7.9)%
Loan to deposit ratio	76.1 %	76.7 %	(0.7)%	(0.9)%
Interest-free funds ratio	43.7 %	41.4 %	2.3 %	5.5 %
Interest-earning asset yield [3]	5.40 %	5.38 %	0.02 %	0.3 %
Cost of total interest-bearing liabilities	1.78 %	1.91 %	(0.12)%	(6.5)%
Net interest spread	3.61 %	3.47 %	0.14 %	4.1 %
Benefit of interest-free funds	0.78 %	0.79 %	(0.01)%	(1.4)%

[1] These are non-GAAP financial measures management believes are helpful to understanding trends in our business that may not be fully apparent based only on the most comparable GAAP financial measures. Further information on these financial measures and reconciliations to the most comparable GAAP financial measures are provided at the end of this release.

[2] Annualized for all partial-year periods.

[3] Fully-tax equivalent basis.

	YTD FY26	YTD FY25	YTD YoY $VAR	YTD YoY %VAR
Asset Quality				
Allowance for credit losses / loans held for investment	1.29 %	1.32 %	(0.03)%	(2.3)%
Allowance for credit losses	$ 150,417	$ 149,381	$ 1,036	0.7 %
Allowance for unfunded loan commitments	$ 360	$ 524	$ (164)	(31.3)%
Allowance for investment securities	$ 12	$ 22	$ (10)	(45.5)%
Nonperforming loans / loans held for investment	0.49 %	0.42 %	0.07 %	16.4 %
Nonperforming loans	$ 57,152	$ 47,637	$ 9,515	20.0 %
Nonperforming commercial loans	$ 28,431	$ 20,501	$ 7,930	38.7 %
Nonperforming consumer loans	$ 28,721	$ 27,136	$ 1,585	5.8 %
Nonperforming assets / total assets	0.30 %	0.28 %	0.01 %	5.1 %
Nonperforming assets	$ 60,242	$ 53,887	$ 6,355	11.8 %
Net charge-offs / average loans	0.10 %	0.14 %	(0.03)%	(23.8)%
Net charge-offs	$ 5,925	$ 7,770	$ (1,845)	(23.7)%
Commercial net charge-offs	$ 658	$ 2,577	$ (1,919)	(74.5)%
Consumer net charge-offs	$ 5,267	$ 5,193	$ 74	1.4 %

10

Central Bancompany, Inc. and Subsidiaries
Fiscal Year To Date Average Consolidated Balance Sheets *(unaudited)*

	YTD FY26	YTD FY25	YTD YoY $VAR	YTD YoY %VAR
		(dollars in thousands)		
Average Assets				
Cash and due from banks	$ 185,018	$ 194,145	$ (9,127)	(4.7)%
Short-term earning assets	1,145,333	969,578	175,755	18.1 %
Investment securities	6,800,003	5,822,908	977,095	16.8 %
Loans held for investment	11,526,024	11,511,496	14,528	0.1 %
Less allowance for credit losses	(149,718)	(153,286)	3,568	(2.3)%
Net loans	11,376,306	11,358,210	18,096	0.2 %
Loans held for sale	24,076	23,340	736	3.2 %
Land, buildings, and equipment, net	220,206	215,607	4,599	2.1 %
Goodwill and intangibles	350,976	354,205	(3,229)	(0.9)%
Other assets	321,303	285,540	35,763	12.5 %
Total assets	**$ 20,423,221**	**$ 19,223,533**	**$ 1,199,688**	**6.2 %**
Average Liabilities				
Noninterest-bearing demand	$ 5,507,344	$ 5,150,439	$ 356,905	6.9 %
Savings and interest-bearing demand	8,329,854	7,995,162	334,692	4.2 %
Time	1,602,190	1,689,493	(87,303)	(5.2)%
Total deposits	15,439,388	14,835,094	604,294	4.1 %
Federal funds purchased and customer repurchase agreements	1,039,330	1,047,224	(7,894)	(0.8)%
Total customer funds	16,478,718	15,882,318	596,400	3.8 %
Other liabilities	105,958	153,391	(47,433)	(30.9)%
Total liabilities	**16,584,676**	**16,035,709**	**548,967**	**3.4 %**
Average Stockholders' Equity				
Common equity	4,001,374	3,393,965	607,409	17.9 %
Accumulated other comprehensive loss	(44,479)	(106,997)	62,518	(58.4)%
Treasury stock	(118,350)	(99,144)	(19,206)	19.4 %
Total stockholders' equity	**3,838,545**	**3,187,824**	**650,721**	**20.4 %**
Total liabilities and stockholders' equity	**$ 20,423,221**	**$ 19,223,533**	**$ 1,199,688**	**6.2 %**
Average interest-earning assets	$ 19,495,436	$ 18,327,322	$ 1,168,114	6.4 %
Average interest-bearing liabilities	10,971,374	10,731,879	239,495	2.2 %
Average interest-free funds	8,524,062	7,595,443	928,619	12.2 %

Non-GAAP Financial Measures Reconciliations

In this release, we provide information about certain non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance by excluding certain items that may not be indicative of our business, results of operations or outlook. The non-GAAP measures as defined by the Company may not be comparable to similar non-GAAP measures presented by other companies.

We disclose net interest income and related ratios and analysis on a fully taxable-equivalent ("FTE") basis, which may be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.

We evaluate our profitability and performance based on adjusted net income, adjusted total revenue, adjusted noninterest income, adjusted fee income, adjusted fee income ratio and adjusted return on average total assets. We adjust each of these measures to exclude the loss on the expected sale of the consumer loan portfolio in one of our markets and adjustments that resulted from certain investment portfolio repositioning activities during the periods presented that we consider to be outside of the ordinary course of business. We believe this allows investors to assess our net income, total revenue and noninterest income exclusive of the impact of changes outside the ordinary course of business. Similarly, we evaluate our operational efficiency based on tangible noninterest expense and our adjusted efficiency ratio, which excludes the effect of amortization of intangibles (a non-cash expense item) as well as the exclusions mentioned previously in this paragraph, and includes the tax benefit associated with our tax-advantaged loans.

11

We evaluate our financial condition based on the ratios of our tangible common equity to our tangible assets, tangible book value per share, return and adjusted return on average common equity, and return and adjusted return on average tangible common equity. Our calculation of these ratios allows readers to assess our stockholders' equity, exclusive of the effect of our goodwill and other intangible assets.

Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP financial measures presented should be considered in context with our GAAP financial results included in this release.

Central Bancompany, Inc. and Subsidiaries

Quarterly Reconciliation of non-GAAP Measures *(unaudited)*

		Q2 FY26	Q1 FY26	Q2 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
		(dollars in thousands, except share and per share data)						
Interest income (FTE), net interest income (FTE) and net interest margin (FTE)								
Interest income		$ 260,424	$ 258,054	$ 245,680	$ 2,370	0.9%	$ 14,744	6.0 %
Add: Tax-equivalent adjustment [1]		1,580	1,804	1,542	(224)	(12.4)%	38	2.5 %
Interest income (FTE) (non-GAAP)		$ 262,004	$ 259,858	$ 247,222	$ 2,146	0.8%	$ 14,782	6.0 %
Net interest income	*{a}*	$ 212,784	$ 208,617	$ 195,057	$ 4,167	2.0%	$ 17,727	9.1 %
Add: Tax-equivalent adjustment [1]		1,580	1,804	1,542	(224)	(12.4)%	38	2.5 %
Net interest income (FTE) (non-GAAP)	*{b}*	$ 214,364	$ 210,421	$ 196,599	$ 3,943	1.9%	$ 17,765	9.0 %
Average interest-earning assets	*{c}*	$19,404,610	$19,587,272	$18,350,707	$(182,662)	(0.9)%	$1,053,903	5.7 %
Net interest margin [2]	*{a ÷ c}*	**4.40 %**	**4.32 %**	**4.26 %**	**0.08 %**	**1.8 %**	**0.13 %**	**3.2 %**
Net interest margin (FTE) (non-GAAP) [2]	*{b ÷ c}*	**4.43 %**	**4.36 %**	**4.30 %**	**0.07 %**	**1.7 %**	**0.13 %**	**3.1 %**

[1] Effective marginal tax rate of 23.84% used for all periods.

[2] Ratios for the quarters are presented on an annualized basis.

12

Central Bancompany, Inc. and Subsidiaries

Quarterly Reconciliation of non-GAAP Measures *(unaudited)*

		Q2 FY26	Q1 FY26	Q2 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
			(dollars in thousands, except share and per share data)					
Adjusted noninterest income, adjusted total revenue and adjusted fee income ratio								
Noninterest income	{a}	$ 69,555	$ 65,088	$ 50,065	$ 4,467	6.9 %	$19,490	38.9 %
Less: Loss on sale of consumer lease portfolio		—	—	(13,612)	—	— %	13,612	(100.0) %
Less: Investment securities gains, net		616	—	—	616	— %	616	— %
Adjusted noninterest income (non-GAAP)	{b}	$ 68,939	$ 65,088	$ 63,677	3,851	5.9 %	5,262	8.3 %
Net interest income		$ 212,784	$ 208,617	$ 195,057	4,167	2.0 %	17,727	9.1 %
Noninterest income		69,555	65,088	50,065	4,467	6.9 %	19,490	38.9 %
Total revenue	{c}	282,339	273,705	245,122	8,634	3.2 %	37,217	15.2 %
Less: Loss on sale of consumer lease portfolio		—	—	(13,612)	—	— %	13,612	(100.0) %
Less: Investment securities gains, net		616	—	—	616	— %	616	— %
Adjusted total revenue (non-GAAP)	{d}	$ 281,723	$ 273,705	$ 258,734	$ 8,018	2.9 %	$22,989	8.9 %
Fee income ratio	{a ÷ c}	**24.6 %**	**23.8 %**	**20.4 %**	**0.9 %**	**3.6 %**	**4.2 %**	**20.6 %**
Adjusted fee income ratio (non-GAAP)	{b ÷ d}	**24.5 %**	**23.8 %**	**24.6 %**	**0.7 %**	**2.9 %**	**(0.1)%**	**(0.6)%**
Tangible noninterest expense, adjusted total revenue (FTE) and efficiency ratio (FTE)								
Net interest income		$ 212,784	$ 208,617	$ 195,057	$ 4,167	2.0 %	$17,727	9.1 %
Noninterest income		69,555	65,088	50,065	4,467	6.9 %	19,490	38.9 %
Total revenue	{a}	282,339	273,705	245,122	8,634	3.2 %	37,217	15.2 %
Less: Loss on sale of consumer lease portfolio		—	—	(13,612)	—	— %	13,612	(100.0) %
Less: Investment securities gains, net		616	—	—	616	— %	616	— %
Add: Tax equivalent adjustment [1]		1,580	1,804	1,542	(224)	(12.4)%	38	2.5 %
Adjusted total revenue (FTE) (non-GAAP)	{b}	$ 283,303	$ 275,509	$ 260,276	$ 7,794	2.8 %	$23,027	8.8 %
Noninterest expense	{c}	$ 131,354	$ 126,616	$ 126,770	$ 4,738	3.7 %	$ 4,584	3.6 %
Less: Amortization of intangible assets		804	804	807	—	— %	(3)	(0.4) %
Tangible noninterest expense (non-GAAP)	{d}	$ 130,550	$ 125,812	$ 125,963	$ 4,738	3.8 %	$ 4,587	3.6 %
Efficiency ratio	{c ÷ a}	**46.5 %**	**46.3 %**	**51.7 %**	**0.3 %**	**0.6 %**	**(5.2)%**	**(10.0)%**
Efficiency ratio (FTE) (non-GAAP)	{d ÷ b}	**46.1 %**	**45.7 %**	**48.4 %**	**0.4 %**	**0.9 %**	**(2.3)%**	**(4.8)%**
Adjusted net income and adjusted return on average total assets								
Net income	{a}	$ 113,773	$ 111,088	$ 91,365	$ 2,685	2.4%	$ 22,408	24.5 %
Add: Loss on sale of consumer lease portfolio, net of provision and taxes [1,3]		—	—	6,563	—	—%	(6,563)	(100.0) %
Add: Investment securities (gains), net of taxes [1]		(469)	—	—	(469)	—%	(469)	— %
Adjusted net income (non-GAAP)	{b}	$ 113,304	$ 111,088	$ 97,928	$ 2,216	2.0%	$ 15,376	15.7 %
Average total assets	{c}	$20,333,939	$20,513,495	$19,271,396	$(179,556)	(0.9) %	$1,062,543	5.5 %
Return on average total assets [2]	{a ÷ c}	**2.24 %**	**2.20 %**	**1.90 %**	**0.05 %**	**2.2 %**	**0.34 %**	**18.0 %**
Adjusted return on average total assets (non-GAAP) [2]	{b ÷ c}	**2.23 %**	**2.20 %**	**2.04 %**	**0.04 %**	**1.8 %**	**0.20 %**	**9.7 %**

[1] Effective marginal tax rate of 23.84% used for all periods.

[2] Ratios for the quarters are presented on an annualized basis.

[3] The second quarter of FY25 includes a $13.6 million loss on the expected sale of the consumer lease portfolio recognized in other noninterest income and a $5.0 million release of provision, which resulted in a net pre-tax loss of $8.6 million. Net of taxes, at a tax rate of 23.84%, the total impact to net income was $6.6 million."

13

Central Bancompany, Inc. and Subsidiaries

Quarterly Reconciliation of non-GAAP Measures *(unaudited)*

		Q2 FY26	Q1 FY26	Q2 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
		(dollars in thousands, except share and per share data)						
Tangible common equity, tangible book value per share and tangible common equity to tangible assets								
Total stockholders' equity	{a}	$3,865,761	$3,798,326	$3,173,328	$67,435	1.8 %	$692,433	21.8 %
Less: Goodwill and other intangible assets		350,055	350,859	353,277	(804)	(0.2)%	(3,222)	(0.9)%
Tangible common equity (non-GAAP)	{b}	$3,515,706	$3,447,467	$2,820,051	$68,239	2.0 %	$695,655	24.7 %
Total shares of Class A common stock outstanding	{c}	239,505	239,787	220,665	(282)	(0.1)%	18,840	8.5 %
Book value per share	{a ÷ c}	**$ 16.14**	**$ 15.84**	**$ 14.38**	**$ 0.30**	**1.9 %**	**$ 1.76**	**12.2 %**
Tangible book value per share (non-GAAP)	{b ÷ c}	**$ 14.68**	**$ 14.38**	**$ 12.78**	**$ 0.30**	**2.1 %**	**$ 1.90**	**14.9 %**
Total assets	{d}	$20,294,827	$20,456,371	$19,080,430	$(161,544)	(0.8)%	$1,214,397	6.4 %
Less: Goodwill and other intangible assets		350,055	350,859	353,277	(804)	(0.2)%	(3,222)	(0.9)%
Tangible assets (non-GAAP)	{e}	$19,944,772	$20,105,512	$18,727,153	$(160,740)	(0.8)%	$1,217,619	6.5 %
Total stockholders' equity to total assets	{a ÷ d}	**19.0 %**	**18.6 %**	**16.6 %**	**0.5 %**	**2.6 %**	**2.4 %**	**14.5 %**
Tangible common equity to tangible assets (non-GAAP)	{b ÷ e}	**17.6 %**	**17.1 %**	**15.1 %**	**0.5 %**	**2.8 %**	**2.6 %**	**17.1 %**
Tangible net income, adjusted tangible net income, average tangible common equity, adjusted return on average common equity, return on average tangible common equity and adjusted return on average tangible common equity								
Net income	{a}	$ 113,773	$ 111,088	$ 91,365	$ 2,685	2.4 %	$22,408	24.5 %
Add: Amortization of intangible assets, net of taxes [1]		612	612	615	—	— %	(2)	(0.4)%
Tangible net income (non-GAAP)		114,385	111,700	91,980	2,685	2.4 %	22,406	24.4 %
Add: Loss on sale of consumer lease portfolio, net of provision and taxes [1,3]		—	—	6,563	—	— %	(6,563)	(100.0)%
Add: Investment securities (gains), net of taxes [1]		(469)	—	—	(469)	— %	(469)	— %
Adjusted tangible net income (non-GAAP)	{b}	$ 113,916	$ 111,700	$ 98,543	$ 2,216	2.0 %	$15,374	15.6 %
Average common equity	{c}	$3,847,407	$3,829,585	$3,193,917	$17,822	0.5 %	$653,490	20.5 %
Less: Average goodwill and other intangible assets		350,576	351,380	353,803	(804)	(0.2)%	(3,227)	(0.9)%
Average tangible common equity (non-GAAP)	{d}	$3,496,831	$3,478,205	$2,840,114	$18,626	0.5 %	$656,717	23.1 %
Return on average common equity [2]	{a ÷ c}	**11.9 %**	**11.8 %**	**11.5 %**	**0.1 %**	**0.8 %**	**0.4 %**	**3.4 %**
Adjusted return on average common equity (non-GAAP) [2]	{b ÷ c}	**11.8 %**	**11.8 %**	**12.3 %**	**— %**	**0.4 %**	**(0.5)%**	**(4.0)%**
Return on average tangible common equity (non-GAAP) [2]	{a ÷ d}	**13.1 %**	**13.0 %**	**13.0 %**	**0.1 %**	**0.7 %**	**0.1 %**	**1.0 %**
Adjusted return on average tangible common equity (non-GAAP) [2]	{b ÷ d}	**13.1 %**	**13.0 %**	**13.9 %**	**— %**	**0.3 %**	**(0.9)%**	**(6.1)%**

[1] Effective marginal tax rate of 23.84% used for all periods.

[2] Ratios for the quarters are presented on an annualized basis.

[3] The second quarter of FY25 includes a $13.6 million loss on the expected sale of the consumer lease portfolio recognized in other noninterest income and a $5.0 million release of provision, which resulted in a net pre-tax loss of $8.6 million. Net of taxes, at a tax rate of 23.84%, the total impact to net income was $6.6 million."

14

Central Bancompany, Inc. and Subsidiaries

Fiscal Year To Date Reconciliation of non-GAAP Measures *(unaudited)*

		YTD FY26	YTD FY25	YTD YoY $VAR	YTD YoY %VAR
		(dollars in thousands, except share and per share data)			
Interest income (FTE), net interest income (FTE) and net interest margin (FTE)					
Interest income		$ 518,478	$ 485,889	$ 32,589	6.7 %
Add: Tax-equivalent adjustment [1]		3,383	3,124	259	8.3 %
Interest income (FTE) (non-GAAP)		$ 521,861	$ 489,013	$ 32,848	6.7 %
Net interest income	{a}	$ 421,401	$ 384,330	$ 37,071	9.6 %
Add: Tax-equivalent adjustment [1]		3,383	3,124	259	8.3 %
Net interest income (FTE) (non-GAAP)	{b}	$ 424,784	$ 387,454	$ 37,330	9.6 %
Average interest-earning assets	{c}	$ 19,495,436	$ 18,327,322	$1,168,114	6.4 %
Net interest margin [2]	{a ÷ c}	**4.36 %**	**4.23 %**	**0.13 %**	**3.1 %**
Net interest margin (FTE) (non-GAAP) [2]	{b ÷ c}	**4.39 %**	**4.26 %**	**0.13 %**	**3.1 %**
Adjusted noninterest income, adjusted total revenue and adjusted fee income ratio					
Noninterest income	{a}	$ 134,643	$ 108,854	$ 25,789	23.7 %
Less: Loss on sale of consumer lease portfolio		—	(13,612)	13,612	(100.0)%
Less: Investment securities gains, net		616	109	507	465.1 %
Adjusted noninterest income (non-GAAP)	{b}	$ 134,027	$ 122,357	11,670	9.5 %
Net interest income		$ 421,401	$ 384,330	37,071	9.6 %
Noninterest income		134,643	108,854	25,789	23.7 %
Total revenue	{c}	556,044	493,184	62,860	12.7 %
Less: Loss on sale of consumer lease portfolio		—	(13,612)	13,612	(100.0)%
Less: Investment securities gains, net		616	109	507	465.1 %
Adjusted total revenue (non-GAAP)	{d}	$ 555,428	$ 506,687	$ 48,741	9.6 %
Fee income ratio	{a ÷ c}	**24.2 %**	**22.1 %**	**2.1 %**	**9.7 %**
Adjusted fee income ratio (non-GAAP)	{b ÷ d}	**24.1 %**	**24.1 %**	**— %**	**(0.1)%**
Tangible noninterest expense, adjusted total revenue (FTE) and efficiency ratio (FTE)					
Net interest income		$ 421,401	$ 384,330	$ 37,071	9.6 %
Noninterest income		134,643	108,854	25,789	23.7 %
Total revenue	{a}	556,044	493,184	62,860	12.7 %
Less: Loss on sale of consumer lease portfolio		—	(13,612)	13,612	(100.0)%
Less: Investment securities gains, net		616	109	507	465.1 %
Add: Tax equivalent adjustment [1]		3,383	3,124	259	8.3 %
Adjusted total revenue (FTE) (non-GAAP)	{b}	$ 558,811	$ 509,811	$ 49,000	9.6 %
Noninterest expense	{c}	$ 257,971	$ 249,031	$ 8,940	3.6 %
Less: Amortization of intangible assets		1,609	1,613	(4)	(0.2)%
Tangible noninterest expense (non-GAAP)	{d}	$ 256,362	$ 247,418	$ 8,944	3.6 %
Efficiency ratio	{c ÷ a}	**46.4 %**	**50.5 %**	**(4.1)%**	**(8.1)%**
Efficiency ratio (FTE) (non-GAAP)	{d ÷ b}	**45.9 %**	**48.5 %**	**(2.7)%**	**(5.5)%**
Adjusted net income and adjusted return on average total assets					
Net income	{a}	$ 224,860	$ 186,163	$ 38,697	20.8 %
Add: Loss on sale of consumer lease portfolio, net of provision and taxes [1, 3]		—	6,563	(6,563)	(100.0)%
Add: Investment securities (gains), net of taxes [1]		(469)	(83)	(386)	465.1 %
Adjusted net income (non-GAAP)	{b}	$ 224,391	$ 192,643	$ 31,748	16.5 %
Average total assets	{c}	$ 20,423,221	$ 19,223,533	$1,199,688	6.2 %
Return on average total assets [2]	{a ÷ c}	**2.22 %**	**1.95 %**	**0.27 %**	**13.7 %**
Adjusted return on average total assets (non-GAAP) [2]	{b ÷ c}	**2.22 %**	**2.02 %**	**0.19 %**	**9.6 %**

[1] Effective marginal tax rate of 23.84% used for all periods.

[2] Ratios for the year-to-date are presented on an annualized basis.

[3] The second quarter of FY25 includes a $13.6 million loss on the expected sale of the consumer lease portfolio recognized in other noninterest income and a $5.0 million release of provision, which resulted in a net pre-tax loss of $8.6 million. Net of taxes, at a tax rate of 23.84%, the total impact to net income was $6.6 million.

15

Central Bancompany, Inc. and Subsidiaries

Fiscal Year To Date Reconciliation of non-GAAP Measures *(unaudited)*

		YTD FY26	YTD FY25	YTD YoY $VAR	YTD YoY %VAR
		(dollars in thousands, except share and per share data)			
Tangible net income, adjusted tangible net income, average tangible common equity, adjusted return on average common equity, return on average tangible common equity and adjusted return on average tangible common equity					
Net income	{a}	$ 224,860	$ 186,163	$ 38,697	20.8 %
Add: Amortization of intangible assets, net of taxes [1]		1,225	1,228	(3)	(0.2) %
Tangible net income (non-GAAP)		226,085	187,391	38,694	20.6 %
Add: Loss on sale of consumer lease portfolio, net of provision and taxes [1, 3]		—	6,563	(6,563)	(100.0) %
Add: Investment securities (gains), net of taxes [1]		(469)	(83)	(386)	465.1 %
Adjusted tangible net income (non-GAAP)	{b}	$ 225,616	$ 193,871	$ 31,745	16.4 %
Average common equity	{c}	$ 3,838,545	$ 3,187,824	$ 650,721	20.4 %
Less: Average goodwill and other intangible assets		350,976	354,205	(3,229)	(0.9) %
Average tangible common equity (non-GAAP)	{d}	$ 3,487,569	$ 2,833,619	$ 653,950	23.1 %
Return on average common equity [2]	**{a ÷ c}**	**11.8 %**	**11.8 %**	**— %**	**0.3 %**
Adjusted return on average common equity (non-GAAP) [2]	**{b ÷ c}**	**11.8 %**	**12.2 %**	**(0.4)%**	**(3.3)%**
Return on average tangible common equity (non-GAAP) [2]	**{a ÷ d}**	**13.1 %**	**13.3 %**	**(0.3)%**	**(2.0)%**
Adjusted return on average tangible common equity (non-GAAP) [2]	**{b ÷ d}**	**13.0 %**	**13.8 %**	**(0.8)%**	**(5.4)%**

[1] Effective marginal tax rate of 23.84% used for all periods.

[2] Ratios for the year-to-date are presented on an annualized basis.

[3] The second quarter of FY25 includes a $13.6 million loss on the expected sale of the consumer lease portfolio recognized in other noninterest income and a $5.0 million release of provision, which resulted in a net pre-tax loss of $8.6 million. Net of taxes, at a tax rate of 23.84%, the total impact to net income was $6.6 million.

16